$475,000,000

                              MIDWEST ENERGY, INC.

                    $225,000,000 8.700% Senior Notes due 2009
                    $250,000,000 9.375% Senior Bonds due 2029

                               PURCHASE AGREEMENT

                                                                October 13, 1999

LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY DEAN WITTER
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

         Midwest Energy, Inc., a Delaware corporation (the "Company"), confirms its agreement with Lehman Brothers Inc. and each of the Initial Purchasers named in Schedule I hereto (collectively, the "Initial Purchasers"), for whom Lehman Brothers Inc. is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and purchase by the Initial Purchasers, acting severally and not jointly, of $225,000,000 in aggregate principal amount of its 8.700% Senior Notes due 2009 (the "Notes") and $250,000,000 in aggregate principal amount of its 9.375% Senior Bonds due 2029 (the "Bonds" and together with the Notes, the "Offered Securities"). The Offered Securities are to be issued under an indenture to be entered into and to be dated as of or around October 18, 1999 (collectively, the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee").

         The Company, The AES Corporation, a Delaware corporation and the sole stockholder of the Company ("AES"), and CILCORP Inc., an Illinois corporation ("CILCORP") have entered into a merger agreement dated as of November 22, 1998 (the "Merger Agreement"), pursuant to which the Company will merge into CILCORP (the "Merger") simultaneously with the issuance of the Offered Securities, with CILCORP being the surviving corporation and assuming all obligations under the Offered Securities and the Indenture by execution and delivery of a supplement to the Indenture (the "Supplemental Indenture").

         The Offered Securities will be offered and sold to the Initial Purchasers without being registered under the United States Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated September 30, 1999 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company, CILCORP, and the Offered Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any reference herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Offered Securities by the Initial Purchasers in accordance with Section 3.

         Holders of the Offered Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the U.S. Securities and Exchange Commission (the
"Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering senior notes and senior bonds of the Company (collectively, the "Exchange Securities") which are identical in all material respects to the Offered Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements"), and in each case to use their reasonable best efforts to cause such Registration Statements to be declared effective.

         In connection with the offering and sale of the Offered Securities, CILCORP will enter into a pledge agreement (the "Pledge Agreement") providing for the pledge by CILCORP to the Collateral Agent of all of the capital stock of Central Illinois Light Company ("CILCO") upon the earlier of (i) January 31, 2002 and (ii) the date on which the existing Medium-Term Notes, Series A of CILCORP are no longer outstanding (such date, the "Pledge Effective Date"), which shares shall be pledged for the benefit of the Holders of the Offered Securities as provided in the Pledge Agreement.

         This is to confirm the agreement regarding the purchase of the Offered Securities by the Initial Purchasers.

         This Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement, the Merger Agreement and the Offered Securities are referred to herein collectively as the "Operative Documents."

         1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

             (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum did not as of its respective date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein.

             (b) (i) The documents incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, when they became effective or were filed with the Commission, as the case may be, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the documents incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iii) any further documents so filed and incorporated by reference in the Offering Memorandum or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act; and (iv) any further documents so filed and incorporated by reference in the Offering Memorandum or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Preliminary Offering Memorandum or Offering Memorandum based upon information relating to any Initial Purchaser furnished through you expressly for use therein.

             (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Offered Securities to the Initial Purchasers and the offer, resale and delivery of the Offered Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Offered Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

             (d) Each of the Company, CILCORP and each of CILCORP's subsidiaries which meets the criteria in the definition of "significant subsidiary" pursuant to Rule

         1-02(w) of Regulation S-X under the Securities Act (each, a "Principal Subsidiary") has been duly organized, is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company, CILCORP and the Principal Subsidiaries, taken as a whole. The Company has no subsidiaries.

             (e) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Initial Purchasers against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and remedies generally and by equitable principles of general applicability.

             (f) The Exchange Securities have been duly authorized and, when issued pursuant to the Registration Rights Agreement and in accordance with the provisions of the Indenture, will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and remedies generally and by equitable principles of general applicability.

             (g) The Indenture has been duly authorized, and when duly executed and delivered by the Company shall constitute a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and remedies generally and by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding at law or in equity). Immediately following the effective time of the Merger, the Supplemental Indenture will be duly authorized, executed and delivered by CILCORP and will be a valid and binding agreement of CILCORP, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and remedies generally and by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding at law or equity). Company.

             (h) Immediately following the effective time of the Merger, the Pledge Agreement will be duly authorized, executed and delivered by CILCORP and will constitute a valid and binding agreement of CILCORP, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and remedies generally and by equitable principles of general applicability.

             (i) Upon delivery pursuant to the Pledge Agreement to the Collateral Agent on the Pledge Effective Date of the certificates representing the shares of common stock of CILCO listed on Schedule II to the Pledge Agreement (the "Pledged Shares"), along with stock powers duly endorsed in blank, and assuming (i) the Collateral Agent takes possession, and continuously maintains possession, of the certificates representing the Pledged Shares in the State of New York and (ii) the Collateral Agent takes such Pledged Shares without notice of any adverse claim, the security interest created in favor of the Collateral Agent under the Pledge Agreement in the Pledged Shares will constitute a valid and perfected first priority (subject to any Liens which may be existing after the date hereof which are permitted under the Indenture) security interest as security for the Obligations (as defined in the Pledge Agreement), and, except as specifically provided in the Pledge Agreement, subject to no equal or prior claim in favor of any person. No filings or recordings will be required in order to perfect the security interest created under the Pledge Agreement in such Pledged Shares.

             (j) The Registration Rights Agreement has been duly authorized, and when duly executed and delivered by the Company shall constitute a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and remedies generally and by equitable principles of general applicability (except as rights to indemnity and contribution hereunder may be limited by applicable law).

             (k) The Merger Agreement has been duly authorized, executed and delivered by each of the Company, AES and CILCORP and is a valid and binding agreement of each of the Company, AES and CILCORP, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and remedies generally and by equitable principles of general applicability.

             (l) This Agreement has been duly authorized, executed and delivered by the Company.

             (m) The Offered Securities conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

             (n) Immediately following the effective time of the Merger, CILCORP will have an authorized and issued share capital as set forth in the Offering Memorandum, and all of the issued share capital of CILCORP will have been duly and validly authorized and issued, and be fully paid and non-assessable and will not have been issued in violation of, and will not then be subject to, any preemptive rights and will be owned of record by AES; except as otherwise described in the Offering Memorandum there will be no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from CILCORP or any of its subsidiaries, or obligations of CILCORP or any of its subsidiaries to issue, any class of share capital of CILCORP or any of its subsidiaries; and, except as otherwise described in the Offering Memorandum, all of the issued share capital of CILCO has been duly and validly authorized and issued and is fully paid and non-assessable and, except as otherwise described in the Offering Memorandum, is owned directly by CILCORP (subject to the pledge of such shares for the benefit of the holders of the Offered Securities).

             (o)  The  Company  is  not  in   violation   of  its   Articles  of
         Incorporation or its By-laws and none of CILCORP or the Principal Subsidiaries is in violation of its respective charter, or except for any such violations which would not have a material adverse effect on the Company, CILCORP and the Principal Subsidiaries taken as a whole, in violation of its by-laws, nor is the Company, CILCORP or any of the Principal Subsidiaries, except as set forth in the Offering Memorandum, in default in the performance of any material term contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company, CILCORP or any of the Principal Subsidiaries is a party or by which the Company, CILCORP or any of the Principal Subsidiaries or their respective property is bound except for any such defaults which, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company, CILCORP and the Principal Subsidiaries, taken as a whole.

             (p) The execution, delivery and performance of the Operative Documents and compliance by each of the Company and CILCORP with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby (i) will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, including, without limitation, the Illinois Commerce Commission or the Federal Energy Regulatory Commission, except (A) as have already been obtained, (B) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder, and (C) as required by state or foreign securities laws; and (ii) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company, CILCORP or any of the Principal Subsidiaries or any agreement, indenture or other instrument to which the Company, CILCORP or any of the Principal Subsidiaries is a party or by which the Company, CILCORP or any of the Principal Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, CILCORP, any of the Principal Subsidiaries or their respective property (except state securities or Blue Sky laws) except for any such conflicts, breaches, defaults or violations with respect to this clause (ii) which, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company, CILCORP and the Principal Subsidiaries, taken as a whole.

             (q) Except as set forth in the Offering Memorandum, and with respect to CILCORP and the Principal Subsidiaries, as set forth in CILCORP's public filings with the Commission, there are no material legal or governmental proceedings pending to which the Company, CILCORP or any of the Principal Subsidiaries is a party or to which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated.

             (r) Except as set forth in the Offering Memorandum, each of the Company, CILCORP and each of the Principal Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except for (A) minor imperfections of title, easements and rights of way none of which, individually or in the aggregate, materially detracts from the value of or impairs the operations of CILCORP or any Principal Subsidiary and (B) liens for taxes not yet due and payable, to all property and assets described in the Offering Memorandum as being owned by it. All material leases to which the Company, CILCORP or any of the Principal Subsidiaries is a tenant are valid and binding and no default by the Company, CILCORP or any such Principal Subsidiary has occurred and is continuing thereunder, which could result in any material adverse change in the business, financial condition or results of operations of the Company, CILCORP and the Principal Subsidiaries taken as a whole, and the Company, CILCORP and the

         Principal Subsidiaries enjoy peaceful and undisturbed possession under all such material leases to which any of them is a tenant with such exceptions as do not materially interfere with the use made by the Company, CILCORP or such Principal Subsidiary.

             (s) Each of Arthur Andersen LLP and Deloitte & Touche LLP are independent public accountants with respect to the Company and CILCORP as required by the Securities Act.

             (t) The financial statements, together with related schedules and notes forming part of the Offering Memorandum (and any supplement thereto), complied in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder at the respective dates and for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

             (u) The pro forma financial information included in the Offering Memorandum (i) presents fairly in all material respects the information shown therein and (ii) has been prepared in accordance with applicable requirements of Regulation S-X promulgated under the Exchange Act. In the opinion of the Company, the assumptions used in the preparation of the pro forma financial statements included in the Offering Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

             (v) Each of the Company, CILCORP and the Principal Subsidiaries has such permits, licenses, franchises and governmental authorizations ("permits") which are necessary to conduct its business as presently conducted which are material to the operation of its respective business described in the Offering Memorandum, except for any such permits, the failure of which to have, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company, CILCORP and the Principal Subsidiaries, taken as a whole, and subject to such qualifications as may be set forth in the Offering Memorandum.

             (w) CILCORP is a "public-utility holding company" (as defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA")) exempt from all provisions (other than Section 9(a)(2) of PUHCA, pursuant to Section 3(a)(1) in accordance with Rule 2 of PUHCA). With the exception of CILCO, no CILCORP Principal Subsidiary is a "holding company" or "public-utility company" within the meaning of Sections 2(a)(7) and 2(a)(5) of PUHCA, respectively, nor, except with respect to their relationship with CILCORP, are any of such entities an "affiliate" or a "subsidiary company" of a holding company within the meaning of Sections 2(a)(11) and 2(a)(8) of PUHCA, respectively.

             (x) CILCO is regulated as a public utility by the FERC and in the State of Illinois and in no other state. Except as set forth in the preceding sentence, neither CILCORP nor any "subsidiary company" or "affiliate" (as each such term is defined in PUHCA) of CILCORP (other than CILCO) is subject to regulation as a public utility or public service company (or similar designation) by the FERC or any municipality, locality, state in the United States or any foreign country.

             (y) Neither the Company nor CILCORP is an "investment company" or, to the best knowledge of the Company after due inquiry, a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 as amended.

             (z) Except as set forth in the Offering Memorandum, upon due inquiry, each of CILCORP and each Principal Subsidiary is in compliance with all applicable foreign, federal, state and local environmental (including, without limitation, the Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended), safety or similar law, rule and regulation, and there are no costs or liabilities associated with any such law, rule or regulation, except for any such noncompliances, costs or liabilities which, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company, CILCORP and the Principal Subsidiaries, taken as a whole.

             (aa) Each of CILCORP and CILCO carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies conducting the business as conducted by CILCORP and CILCO.

             (bb) The Company, CILCORP and each of the Principal Subsidiaries have duly filed with the appropriate taxing authorities all material tax returns, reports and other information required to be filed through the date hereof and have paid all taxes shown to be due thereon except for such failures to file or pay that would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, CILCORP and the Principal Subsidiaries, taken as a whole; and to the best of the Company's knowledge, each such tax return, report or other information was, when filed, accurate and complete in all material respects; and no tax ruling has been received by the Company, CILCORP or any of the Principal Subsidiaries which has had or is reasonably likely to have, a Material Adverse Effect (other than deficiencies that are being contested in good faith).

             (cc) Each of CILCORP and the Principal Subsidiaries has undertaken a review of all its computer hardware and software which is used in the conduct of its business ("Computer Equipment") and determined that such Computer Equipment is not in need of replacement or reprogramming in order to function correctly on or after January 1, 2000 in substantially the same manner as on or before December 31, 1999, except where such need for replacement and reprogramming would not have a material adverse effect on the business, financial condition or results of operations of the Company, CILCORP and the Principal Subsidiaries, taken as a whole.

             (dd) Neither the issuance or sale of the Offered Securities, nor the application of the proceeds thereof by the Company will violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

             (ee) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

             (ff) Neither the Company nor any person acting on its behalf, to the best of the Company's knowledge, (assuming the accuracy of the representations of the Initial Purchasers set forth herein) has offered or, to the best of the Company's knowledge, will offer or sell the Offered Securities in the United States (A) by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling effort within the meaning of Rule 902(b) of Regulation S.

         2. Officers' Certificates. Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Initial Purchasers in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company to each of the Initial Purchasers as to the matters covered thereby on the date of such certificate.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 99.732% of the principal amount thereof plus accrued interest, if any, from October 18, 1999 the principal amounts at maturity of the Notes set forth opposite the names of the Initial Purchasers in Schedule I hereto and, at a purchase price of 99.822% of the principal amount thereof plus accrued interest, if any, from October 18, 1999 the principal amount at maturity of the Bonds set forth opposite the names of the Initial Purchasers in Schedule I hereto.

         The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global certificates (the "Global Notes"), deposited with The Depository Trust Company ("DTC") or its nominee. Payment for the Offered Securities shall be made by or on behalf of the Initial Purchasers in same day funds by wire transfer to an account as previously designated to Lehman Brothers Inc. by the Company at a bank reasonably acceptable to Lehman Brothers Inc. at 9:00 a.m. (New York time), on October 18, 1999, or at such other time or place thereafter as Lehman Brothers Inc. and the Company determine, such time being herein referred to as the "Closing Date", against delivery at the of rice of the Trustee at 101 Barclay Street, Floor 21W, New York, New York 10286, Attn: Corporate Trust Administration, to the Trustee of the Global Notes representing all of the Offered Securities.

         4.   Representations,   Warranties   and   Agreements  of  the  Initial
Purchasers. Each Initial Purchaser severally represents, warrants and agrees with the Company that:

             (a) Such Initial Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act.

             (b) Such Initial Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Such Initial Purchaser represents, warrants and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Terms used in this subsection (b) have the meanings given to them by Regulation S. Neither such Initial Purchaser nor its affiliates nor any person acting on its or their behalf, has engaged or will engage in any directed selling efforts in the United States within the meaning of Regulation S with respect to the Offered Securities, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.

             (c) Such Initial Purchaser represents,  warrants and agrees that it and each of its affiliates has not offered or sold and will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to, (i) any advertising, article, notice or other communication published in any newspapers, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser represents, warrants and agrees, with respect to initial resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such initial resale or otherwise prior to settlement of such initial resale a notice (which may be included in the Offering Memorandum) to the effect that the initial resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

             (d) Such Initial Purchaser agrees that it and each of its affiliates have not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities except for any such arrangements with the other Initial Purchasers or affiliates of the other Initial Purchasers or with the prior written consent of the Company.

             (e) Such Initial Purchaser represents, warrants and agrees that (i) it has not solicited, and will not solicit, offers to purchase any of the Offered Securities from, (ii) it has not sold, and will not sell, any of the Offered Securities to, and (iii) it has not distributed, and will not distribute, the Offering Memorandum to, any person or entity in any jurisdiction outside of the United States except, in each case to the best of each Initial Purchaser's knowledge and belief, in compliance in all material respects with all applicable laws. For the purpose of this Agreement, "United States" and "U.S." means the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

         5. Further Agreements of the Company. The Company agrees:

             (a) To advise you promptly of the happening of any event during the period prior to the completion of the resale of the Offered Securities by the Initial Purchasers which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein not misleading.

             (b) The Company will furnish to the Initial Purchasers copies of the Preliminary Offering Memorandum and the Offering Memorandum (and all amendments and supplements thereto) in each case as soon as available and in such quantities as the Initial Purchasers reasonably request for internal use and for distribution to prospective
         purchasers.   For  so  long  as  any  of  the  Offered  Securities  are
         outstanding, if the Company is not subject to Section 13 or 15(d) of the Exchange

         Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company will promptly furnish or cause to be furnished upon request to the Initial Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, a reasonable number of copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. Subject to Section 6 hereof, the Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

             (c) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the registration or qualification of the Offered Securities for offer and sale by the several Initial Purchasers and by dealers under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request, to continue such qualification in effect so long as required for distribution of the Offered Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to take any other action that would subject the Company to service of process in any suits other than those arising out of the offering of the Offered Securities or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

             (d) Until the earlier of (i) the completion of the Exchange Offer (as defined in the Offering Memorandum) and (ii) the second anniversary of the Closing Date, the Company will, upon request, furnish to the Initial Purchasers and any holder of Offered Securities, a copy of the restrictions on transfer set forth under "Notice to Investors" in the Offering Memorandum; provided, however, that nothing contained herein shall obligate the Company to track or trace particular Offered Securities held by anyone other than the Company or any of their affiliates (as defined in Rule 144 under the Securities Act).

             (e) In connection with the offering, until the earlier of (i) 180 days following the Closing Date or (ii) the date the Initial Purchasers shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

             (f) Neither the Company nor any of its direct or indirect subsidiaries will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act, Rule 144A under the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

             (g) The Company will apply the net proceeds from the sale of the Offered Securities being sold by the Company as set forth in the Offering Memorandum.

             (h) Between the date hereof and the Closing Date (both dates inclusive), the Company will notify and consult with the Initial
         Purchasers, and to cause their subsidiaries and all other parties acting on its or their behalf to notify and consult with the Initial Purchasers, prior to issuing any announcement which could be material in the context of the distribution of the Offered Securities.

             (i) The Company will promptly inform the Initial Purchasers or their legal counsel of any communications received by it from any governmental or regulatory agency or authority, including, without limitation, the ICC, FERC or the Commission, relating to the offering of the Offered Securities and to furnish the Initial Purchasers or their legal counsel with copies thereof.

             (j) During the period of two years after the Closing Date, the Company will take such steps as shall be necessary to ensure that it shall not become an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

             (k) The Company will cause Arthur Andersen LLP to deliver an initial comfort letter, dated the date of the Offering Memorandum, to the Initial Purchasers in form and substance reasonably satisfactory to the Initial Purchasers at or prior to the time copies of the Offering Memorandum are furnished to the Initial Purchasers.

             (l) The Company will cause Deloitte & Touche LLP to deliver an initial comfort letter, dated the date of the Offering Memorandum, to the Initial Purchasers in form and substance reasonably satisfactory to the Initial Purchasers at or prior to the time copies of the Offering Memorandum are furnished to the Initial Purchasers.

             (m) If, at any time prior to completion of the resale of the Offered Securities by the Initial Purchasers, any event shall occur as a result of which, in the opinion of counsel for the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with any law, forthwith to prepare an appropriate amendment or supplement to the Offering Memorandum so that the statements in the Offering Memorandum, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Offering Memorandum will comply with law, and to furnish to each Initial Purchaser as you shall specify, such number of copies thereof as such Initial Purchaser may reasonably request.

             (n)  To  use  its  best   efforts  to  do  and   perform   all  its
         responsibilities and obligations under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Offered Securities.

         6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Offered Securities and any taxes payable in that connection; (b) the costs of producing and distributing this Agreement; (c) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto, (d) any fees charged by investment rating agencies for the rating of the Offered Securities; (e) the fees and expenses of qualifying the Offered Securities under the securities laws of the several jurisdictions as provided in Section 5(c) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Initial Purchasers); (f) (i) all costs and expenses incident to the preparation of the "road show" presentation materials and (ii) all costs and expenses incident to the road show traveling expenses of the Company and CILCORP; (g) the costs of preparing certificates evidencing the Offered Securities; (h) all expenses and fees in connection with the application for inclusion of the Offered Securities in the PORTAL Market; (i) the fees and expenses of the Trustee; (j) the cost and charges of any transfer agent or registrar; (k) all New York stamp or other issuance or governmental duties, if any, payable by the Initial Purchasers in connection with the offer and sale of the Offered Securities to the Initial Purchasers and by the Initial Purchasers to the initial purchasers therefrom; (1) the fees and expenses of Simpson Thacher & Bartlett, counsel to the Initial Purchasers, and (m) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement not otherwise specifically provided for in this Section, including, without limitation, the fees and expenses of each of Arthur Andersen LLP and Deloitte & Touche LLP, the Company's independent accountants, and the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company.

         7. Conditions of the Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject (i) to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, or in certificates of any officer of the Company delivered pursuant to the provisions hereof, (ii) to the performance by the Company of its covenants and other obligations hereunder and (iii) to each of the following additional terms and conditions:

             (a) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement, the Merger Agreement and the Offering Memorandum or any amendment or supplement thereto, and all other legal matters relating to this Agreement, the Indenture, the Registration Rights Agreement and the Pledge Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel to the Initial Purchasers, and the Company shall have furnished to such counsel such documents as they may reasonably request to enable them to pass upon such matters.

             (b) The Company shall have delivered to the Initial Purchasers a certified copy of the resolutions of its Board of Directors approving the creation and issue of the Offered Securities by the Company on the terms and conditions provided in the Indenture and this Agreement and approving the terms hereof and authorizing the execution and delivery of this Agreement, the Registration Rights Agreement, the Indenture, the global certificates and any definitive certificates in registered form in respect of the Offered Securities, the Merger Agreement and all other agreements and documents relevant to the issue of the Offered Securities by the Company.

             (c) CILCORP shall have delivered to the Initial Purchasers a certified copy of the resolutions of the Board of Directors of CILCORP approving the terms of the Pledge Agreement and authorizing the execution and delivery of the Pledge Agreement.

             (d) The Initial Purchasers shall have received on the Closing Date the opinions of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit A-l [corporate matters], Exhibit A-2 [non-substantive consolidation], and Exhibit A-3 [tax opinion].

             (e) The Initial Purchasers shall have received on the Closing Date an opinion of William Luraschi, Esq., General Counsel of AES, dated the Closing Date, to the effect set forth in Exhibit B.

             (f) The Initial Purchasers shall have received on the Closing Date an opinion of John Sahn, Esq., Vice President, Secretary and Treasurer of CILCORP, dated the Closing Date, to the effect set forth in Exhibit C.

             (g) The Initial Purchasers shall have received on the Closing Date an opinion of Sidley & Austin, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit D.

             (h) The Trustee shall have furnished to the Initial Purchasers an officer's certificate, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that (i) the Indenture has been duly authorized, executed and delivered by the Trustee and (ii) each person who, on behalf of the Trustee, executed and delivered the Indenture was at the date thereof and is now duly elected, appointed or authorized, qualified and acting as an officer or authorized signatory of the Trustee and duly authorized to perform such acts at the respective times of such acts and the signatures of such persons appearing on such document are their genuine signatures. Attached to the officer's certificate shall be an extract of the Bylaws of the Trustee, duly adopted by its Board of Directors, respecting the signing authority of the persons mentioned in clause (ii) above and a letter from an officer of the Trustee authorizing, pursuant to such Bylaws, such signing authority, which Bylaws and letter at the Closing Date are in full force and effect.

             (i) With respect to the letter of Deloitte & Touche LLP, delivered to the Initial Purchasers concurrently with the execution of this Agreement referred to in Section 5(1), the Company shall have furnished to the Initial Purchasers a letter (as used in this paragraph, the "bring-down letter") of each such accountant, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

             (j) The Company shall have furnished to the Initial Purchasers an officer's certificate, dated the Closing Date, in which such officer, to the best of his knowledge after reasonable investigation, shall state that:

                 (i)   The representations  and  warranties  of the  Company  in
             Section 1 are true and correct in all material respects as of the Closing Date; and the Company has complied with all its agreements contained herein and has satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                 (ii)  Subsequent  to the  dates  of the most  recent  financial statements included in the Offering Memorandum, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of Company, CILCORP and the Principal Subsidiaries taken as a whole except as set forth in or contemplated by the Offering Memorandum or as described in such certificate.

             (k) Since the date of the latest audited financial statements included in the Offering Memorandum (i) except as disclosed in the Offering Memorandum, there shall have been no material adverse change, or a development which is reasonably likely to lead to a material adverse change, in the financial condition, business or results of operations of the Company, CILCORP and Principal Subsidiaries, taken as a whole (otherwise than as contemplated in the Offering Memorandum), and (ii) except as disclosed in the Offering Memorandum, there shall not have been any transactions entered into by CILCORP or the Principal Subsidiaries, other than those in the ordinary course of business, which are material and adverse to CILCORP and the Principal Subsidiaries, taken as a whole, and which, in the judgment of the Initial Purchasers, make it impracticable or inadvisable to proceed with the offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Offering Memorandum.

             (l) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating given to CILCORP's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of CILCORP's debt securities.

             (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Inc. or the Nasdaq National Market System, or trading in any securities of the Company or CILCORP on any exchange, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by U.S. federal or state authorities in the United States, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general or United States economic, political or financial conditions or in currency exchange rates, taxation, exchange controls or foreign investment regulations (or the effect of domestic or international conditions on the international financial markets or the financial markets in the United States shall be such) as to make it, in the reasonable judgment of a majority in interest of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Offered Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

             (n) The Indenture shall have been duly executed and delivered by the Company and the Trustee and the Offered Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

             (o) The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers) and the Registration Rights Agreement shall be in full force and effect.

             (p) Immediately following the effective time of the Merger, CILCORP shall have executed and delivered the Pledge Agreement (in form and substance satisfactory to the Initial Purchasers) to the Collateral Agent and the Pledge Agreement shall be in full force and effect.

             (q) The NASD shall have accepted the Offered Securities for trading in the PORTAL market.

             (r) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Offered Securities.

             (s) AES shall have made an equity contribution to the Company in an amount which, together with the proceeds from the sale of the Offered Securities to the Initial Purchasers, shall equal the amount the Company is required to pay in order to purchase all of the outstanding shares of common stock of CILCORP, pursuant to the terms of the Merger Agreement.

             (t) The Company and CILCORP shall contemporaneously consummate the Merger on the terms described in the Offering Memorandum, and there shall have been no material amendments or waivers to the Merger Agreement.

             (u) The Initial Purchasers shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett, counsel to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Initial Purchasers.

         8. Indemnification and Contribution.

         (a) The Company shall indemnify and hold harmless each Initial Purchaser, its officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Securities), to which that Initial Purchaser, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Initial Purchaser and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, officer, employee or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company by any Initial Purchaser specifically for inclusion therein; provided, further, that as to any Preliminary Offering Memorandum this indemnity agreement shall not inure to the benefit of any Initial Purchaser, its officers or employees or any person controlling that Initial Purchaser on account of any loss, claim, damage, liability or action arising from the sale of Offered Securities to any person by that Initial Purchaser if that Initial Purchaser failed to send or give a copy of the Offering Memorandum, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless such failure resulted from non-compliance by the Company with Section S(b). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Initial Purchaser or to any officer, employee or controlling person of that Initial Purchaser.

         (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein any material fact required to be stated in any Preliminary Offering Memorandum or the Offering Memorandum or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company through the Initial Purchasers by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the aggregate principal amount of the Offered Securities purchased by such Initial Purchaser. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company or any such director, officer or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Initial Purchasers, if the indemnified parties under this Section 8 consist of any Initial Purchasers or any of their respective officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section consist of the Company or any of its directors, officers, employees or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities purchased under this Agreement

(before deducting expenses but after deducting discounts and commissions) received by the Company on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Offered Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Offered Securities under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

         9. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Offered Securities if, prior to that time, any of the events described in Sections 7(k), (1) (m) or (r) shall have occurred or if the Initial Purchasers shall decline to purchase the Offered Securities for any reason permitted under this Agreement.

         10. Reimbursement of Initial Purchasers' Expenses. If this Agreement shall be terminated, then the Company shall reimburse the Initial Purchasers for fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Offered Securities, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers and the Company shall have no further liability to the Initial Purchasers except as provided in Sections 6 and 8.

         11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

             (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Facsimile No.: 212-528-8822);

             (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to The AES Corporation, 1001 North 19th Street, 20th floor, Arlington, Virginia 22209, Attention: William Luraschi, Esq. (Facsimile No.: 703-528-4510);

             (c) if to CILCORP, shall be delivered or sent by mail, telex or facsimile transmission to: CILCORP Inc., 300 Hamilton Boulevard, Suite 300, Peoria, Illinois 61602, Attention: President (Facsimile No.:
         309-677-5016);

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by the Representative.

         12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Initial Purchaser and the person or persons, if any, who control each Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the representations, warranties, indemnities and agreements of the Initial Purchasers contained in this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them. If this Agreement is terminated pursuant to Section 9 (or if for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated), the respective obligations of the Company and the Initial Purchasers pursuant to Section 8 shall remain in effect.

         14. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the rules and regulations under the Securities Act.

         15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.


         17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       MIDWEST ENERGY, INC.


                                       By: /s/ Paul Stinson
                                           -------------------------------------
                                           Name:     Paul Stinson
                                           Title:    Vice President


Accepted:

LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY DEAN WITTER

BY:  LEHMAN BROTHERS INC.

By:  /s/ David Schwarzbach
     ---------------------------------
       Authorized Representative

For themselves and as Representative of the several Initial  Purchasers named in
Schedule I hereto.

                                   SCHEDULE I





                                                                          Principal               Principal
                                                                          Amount of               Amount of
Initial Purchasers                                                          Notes                   Bonds
------------------

Lehman Brothers Inc...................................................    $135,000,000           $150,000,000
J.P. Morgan Securities Inc............................................      45,000,000             50,000,000
Morgan Stanley Dean Witter............................................      45,000,000             50,000,000
Total.................................................................    $225,000,000           $250,000,000
                                                                          ============           ============
